EXHIBIT A


                             JOINT FILING AGREEMENT

      This will confirm the agreement by and among all the undersigned that the
Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $.01 per share, of Select Comfort Corporation is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



Dated: February 12, 1999

                                 GENERAL ELECTRIC CAPITAL CORPORATION

                                 By: /s/ Michael E. Pralle
                                     -----------------------------------
                                     Name: Michael E. Pralle
                                     Title: Vice President



                                 GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                 By: /s/ Michael E. Pralle
                                     -----------------------------------
                                     Name: Michael E. Pralle
                                     Title: Attorney in Fact


                                 GENERAL ELECTRIC COMPANY

                                 By: /s/ Michael E. Pralle
                                     -----------------------------------
                                     Name: Michael E. Pralle
                                     Title: Attorney in Fact






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